Amendment 1
to
Memorandum of Understanding (12/27/17)

This Amendment 1 (“Amendment”) to the Memorandum of Understanding between Hernando de Soto, an individual (“Hernando”), Overstock.com, Inc., a Delaware corporation (“Overstock”), Medici Ventures, Inc., a Delaware corporation (“Medici”), and Patrick M. Byrne, an individual (“Patrick”), dated as of December 27, 2017, (“MOU”) is entered into this March 29, 2018 (“Effective Date”).

RECITALS

WHEREAS, the MOU states that the parties will work in good faith to give effect to the MOU and enter into more detailed agreements;

WHEREAS, the parties have, to date, worked in good faith but have not yet completed such detailed agreements;

WHEREAS, the DeSoto Inc. entity was formed as anticipated by the MOU (“Company”);

WHEREAS, the MOU establishes, among other things, a deadline of March 31, 2018 by which Patrick must provide $14 million to the Company and Medici must provide $4 million to the Company (“Additional Capital Contributions”);

WHEREAS, due to the fact the parties have not yet completed the detailed agreements anticipated by the MOU, Patrick and Medici have not yet made the Additional Capital Contributions to the Company;

WHEREAS, the parties desire to allow for additional time to complete the detailed agreements and desire to extend the deadline by which Patrick and Company will make the Additional Capital Contributions;

NOW THEREFORE, the parties hereby modify and amend the MOU as follows:

1.
Contributions. The deadline by which Patrick will provide $14 million to the Company shall be July 31, 2018. The deadline by which Medici will provide an addition $4 million to the Company shall be July 31, 2018.

2.	All other terms and conditions of the MOU not modified by this Amendment shall remain in full force and effect.

3.	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The parties acknowledge that as of the date of this Amendment, Medici has provided $10 million to the Company pursuant to the MOU.
IN WITNESS WHEREOF, the parties have respectively executed this Amendment as of the Effective Date.

/s/ Hernando de Soto Hernando de Soto	/s/ Patrick M. Byrne Patrick M. Byrne

/s/ Patrick M. Byrne Patrick M. Byrne, Overstock	/s/ Jonathan E. Johnson III Jonathan E. Johnson III, Medici